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                                                                     EXHIBIT 3.2

                       MANUFACTURED HOME COMMUNITIES, INC.

                              ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

      FIRST: The charter of Manufactured Home Communities, Inc., a Maryland corporation (the "Corporation"), is hereby amended by deleting Section 1 of
Article VI in its entirety and substituting in lieu thereof the following:

            "SECTION 1. NUMBER AND TERM. The number of directors constituting the entire Board of Directors shall be established in the manner provided in the Bylaws of the Corporation; provided, however, that (a) if there is stock outstanding and so long as there are three or more stockholders, the number of directors shall never be less than three and (b) if there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. The directors of the Corporation shall be elected by the stockholders entitled to vote thereon at each annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify. The term of the directors in office on May 14, 2003 shall expire at the annual meeting of stockholders next occurring after May 14, 2003 upon the election and qualification of their successors."

      SECOND: The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 13th day of May, 2003.

ATTEST:                            MANUFACTURED HOME COMMUNITIES, INC.

/s/ Ellen Kelleher                 /s/ Howard Walker
-------------------------          ---------------------------
Ellen Kelleher                     Howard Walker
Secretary                          Chief Executive Officer

      THE UNDERSIGNED, Chief Executive Officer of Manufactured Home Communities, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                            By /s/ Howard Walker
                                               ---------------------------
                                               Howard Walker
                                               Chief Executive Officer